UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2014

(Exact Name of Registrant as Specified in Charter)

001-11302

(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 30, 2014, KeyCorp sold the residual interests in its outstanding loan securitization trusts and deconsolidated the assets and liabilities of these trusts. On October 15, 2014, KeyCorp filed a Form 8-K with the SEC announcing its financial results for the three- and nine-month periods ended September 30, 2014. Subsequent to the Form 8-K filing, KeyCorp determined that certain of the securitization trusts’ assets and liabilities were not appropriately deconsolidated from its balance sheet at September 30, 2014. The adjustment resulted in an additional after-tax loss from discontinued operations for the education lending business of $24 million, or $.03 per common share, for the three and nine months ended September 30, 2014. The revised loss from discontinued operations, net of taxes, is $17 million, or $.02 per common share, and $41 million, or $.05 per common share, for the three and nine months ended September 30, 2014, respectively. This total loss from discontinued operations, net of taxes, is reflected in the results of operations table shown below, which will also be included in KeyCorp’s Form 10-Q filing for the quarterly period ended September 30, 2014.

Results of Operations

	Three months ended			Nine months ended
in millions, except per share amounts	9-30-14	6-30-14	9-30-13	9-30-14	9-30-13
Summary of operations
Income (loss) from continuing operations attributable to Key	$203	$247	$235	$688	$635
Income (loss) from discontinued operations, net of taxes (a)	(17)	(28)	37	(41)	45

Net income (loss) attributable to Key	$186	$219	$272	$647	$680

Income (loss) from continuing operations attributable to Key	$203	$247	$235	$688	$635
Less: Dividends on Series A Preferred Stock	6	5	6	17	17

Income (loss) from continuing operations attributable to Key common shareholders	197	242	229	671	618
Income (loss) from discontinued operations, net of taxes (a)	(17)	(28)	37	(41)	45

Net income (loss) attributable to Key common shareholders	$180	$214	$266	$630	$663

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.23	$.27	$.25	$.76	$.67
Income (loss) from discontinued operations, net of taxes (a)	(.02)	(.03)	.04	(.05)	.05

Net income (loss) attributable to Key common shareholders (b)	$.21	$.24	$.29	$.71	$.72

(a)	In April 2009, management decided to wind down the operations of Austin, a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank. In February 2013, Key decided to sell Victory to a private equity fund. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(b)	EPS may not foot due to rounding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KeyCorp
Date: November 4, 2014

/s/ Robert L. Morris
	By:	Robert L. Morris
Chief Accounting Officer